As filed with the Securities and Exchange Commission on December 17, 1998
                      Registration No. 333-_________

                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM S-8
                        REGISTRATION STATEMENT
                                Under
                      The Securities Act of 1933

                     LEGGETT & PLATT, INCORPORATED
         (Exact name of registrant as specified in its charter)


        Missouri         No. 1--Leggett Road        44-0324630
    (State or other    Carthage, Missouri 64836  (I.R.S. Employer
    jurisdiction of       (417) 358-8131        Identification No.)
incorporation or organization)

            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)




                        1989 FLEXIBLE STOCK PLAN
                        (Full Title of the Plan)

                            John A. Lyckman
                        Assistant General Counsel
                      Leggett & Platt, Incorporated
                          No. 1--Leggett Road
                        Carthage, Missouri  64836
                            (417) 358-8131
                (Name, address, including zip code, and telephone number, including area code, of agent for service)


                    CALCULATION OF REGISTRATION FEE


                                     Proposed
Title of                             Maximum    Proposed
Securities       Amount              Offering   Maximum
to be            to be               Price      Aggregate
Registered       Registered          Per        Offering        Amount of
                                     Share (1)  Price           Registration Fee
Common Stock,
$.01 par value
and attached
Preferred Stock
Purchase Rights   5,642,448 shares   $22.4375   $126,602,427    $37,347.72


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the average of the high and low prices of Registrant's Common Stock on December 12, 1998 on the New York Stock
     Exchange Composite Tape of $22.4375.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents have been previously filed by the Company with the Commission and are incorporated by reference into this S-8 Registration Statement:

        (1)     The contents of Registration Statement File No. 33-54339.


                                SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carthage, State of Missouri, on the 10TH day of December, 1998.

                        LEGGETT & PLATT, INCORPORATED

                        By:     /s/ HARRY M. CORNELL, JR.
                                Harry M. Cornell, Jr.
                                Chairman of the Board and
                                Chief Executive Officer

                            POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry M. Cornell, Jr., Felix E. Wright, Robert A. Jefferies, Jr. and Ernest C. Jett, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature				Title				Date


(a) Principal Executive Officer:

    /s/ HARRY M. CORNELL, JR.  Chairman of the Board,   December 10, 1998
    Harry M. Cornell, Jr.      Chief Executive Officer
                               and Director


(b) Principal Financial Officer:

   /s/ MICHAEL A. GLAUBER      Senior Vice President,   December 17, 1998
   Michael A. Glauber          Finance & Administration


(c) Principal Accounting Officer:

   /s/ ALLAN J. ROSS           Vice President           December 17, 1998
   Allan J. Ross               - Accounting


(d)	Directors:


   /s/ RAYMOND F. BENTELE      Director                 December 17, 1998
   Raymond F. Bentele


   /s/ ROBERT TED ENLOE, III   Director                 December 17, 1998
   Robert Ted Enloe, III


   /s/ RICHARD T. FISHER       Director                 December 17, 1998
   Richard T. Fisher


   /s/ BOB L. GADDY            Director                 December 17, 1998
   Bob L. Gaddy


   /s/ DAVID S. HAFFNER        Director                 December 17, 1998
   David S. Haffner


   /s/ THOMAS A. HAYS          Director                 December 17, 1998
   Thomas A. Hays


   /s/ ROBERT A. JEFFERIES, JR. Director                December 17, 1998
   Robert A. Jefferies, Jr.


   /s/ ALEXANDER M. LEVINE      Director                December 17, 1998
   Alexander M. Levine


   /s/ RICHARD L. PEARSALL      Director                December 17, 1998
   Richard L. Pearsall


   /s/ MAURICE E. PURNELL, JR.  Director                December 17, 1998
   Maurice E. Purnell, Jr.


   ______________________       Director                ________, 1998
   Duane W. Potter


   ______________________       Director                ________, 1998
   Alice L. Walton


   _____________________        Director                ________, 1998
   Felix E. Wright

                                EXHIBIT INDEX

Exhibit
Number                       Description

        4 Leggett & Platt, Incorporated 1989 Flexible Stock Plan, as amended through May 14, 1997; reference is made to Appendix B to Registrant's definitive Proxy Statement dated March 27, 1997 used in conjunction with Registrant's Annual Meeting of Shareholders held on May 14, 1997

        5 Opinion of Ernest C. Jett, Esq., Vice President, General Counsel and Secretary to Registrant

        23(a)  Consent of PricewaterhouseCoopers LLP

        23(b) Consent of Ernest C. Jett, Esq., Vice President, General Counsel and Secretary to Registrant